Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of F45 Training Holdings Inc. (the “Company”) on Form 10-K for the year ending December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick Grosso, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 20, 2023	By:	/s/ Patrick Grosso
Patrick Grosso
Interim Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to F45 Training Holdings Inc. and will be retained by F45 Training Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.